                                                                     Exhibit 3.1


                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                     of the

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                          PILOT NETWORK SERVICES, INC.

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

     PILOT NETWORK SERVICES, INC., a Delaware corporation (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

     RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares
      ---------------
of such series, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.   DESIGNATION AND AMOUNT.
     ----------------------

  The designation of this series, which consists of fifteen thousand (15,000) shares of Preferred Stock, is the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the face amount of each share of Series A
-------------------------
Preferred Stock (each, a "Preferred Share" and collectively, the "Preferred
                          ---------------                         ---------
Shares") shall be One Thousand Dollars ($1,000) per Preferred Share (the "Stated
------                                                                    ------
Value"). The date on which the Preferred Shares are issued and sold, together
-----
with the related warrants (the "Warrants"), pursuant to the Securities Purchase
                                --------
Agreement, dated as of June 28, 2000, between the Corporation and the Purchaser named therein (the "Securities Purchase Agreement") is referred to herein as the
                    -----------------------------
"Issue Date". The Corporation has agreed to register shares of the Corporation's
 ----------
Common Stock, $0.001 par value (the "Common Stock"), pursuant to a Registration
                                     ------------
Rights Agreement, dated as of June 28, 2000 (the "Registration Rights
                                                  -------------------
Agreement"). The holders of Preferred Shares are each referred to as a "Holder"
                                                                        ------
and, collectively, as the "Holders".
                           -------

2.   DIVIDENDS.
     ---------

  Dividends shall accrue on the Preferred Shares at an annual rate of 3.0%, computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed from the

Issue Date. Dividends accrued hereunder shall be cumulative and shall be payable on the first day of each calendar quarter beginning on October 1, 2000 (each a "Dividend Payment Date"), or, if such Dividend Payment Date is not a Business
 ---------------------
Day (as defined herein), on the next succeeding Business Day. Dividends are payable in cash or, at the option of the Corporation, and (i) as long as each Dividend Share Payment Condition (as defined below) is satisfied (or waived by the Holder entitled to receive such dividends) and (ii) unless the Corporation provides written notice to each Holder at least ten (10) Business Days prior to such Dividend Payment Date that it wishes to pay such dividends in cash, in shares of Common Stock (the "Dividend Shares"). In the event that dividends are
                             ---------------
to be paid in shares of Common Stock, the number of Dividend Shares to be delivered by the Corporation to each Holder with respect to a Dividend Payment Date shall be determined by dividing (A) the dollar amount of the dividends that have accrued on the Preferred Shares held by such Holder as of such Dividend Payment Date (together with any Default Premium (as defined below) that may have accrued and remain unpaid as of such date) by (B) the Market Price (as defined below) in effect on such Dividend Payment Date. In order for the Corporation to pay dividends in shares of Common Stock, each of the following conditions (the "Dividend Share Payment Conditions") must be satisfied (or waived by the Holder
 ---------------------------------
entitled to receive such Dividends) on the related Dividend Payment Date: (i) a Redemption Event (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute a Redemption Event, shall not have occurred and be continuing; (ii) the Registration Statement (as defined in the Registration Rights Agreement) shall have been declared effective and shall be available to each Holder at all times since its effectiveness (other than during a Blackout Period (as defined in the Registration Rights Agreement)), and shall cover the number of Registrable Securities required by the provisions of the Registration Rights Agreement; (iii) a Blackout Period (as defined in the Registration Rights Agreement) shall not be in effect on such Dividend Payment Date; and (iv) the Common Stock shall be listed on the American Stock Exchange, the Nasdaq National Market or the New York Stock Exchange and trading in the Common Stock on such market shall not have been suspended. Any dividends (including dividends payable in shares of Common Stock) that have accrued and are not paid within three (3) Business Days following the relevant Dividend Payment Date shall bear a premium, from the date on which a Holder delivers written notice of such nonpayment to the Corporation through the date on which payment of such dividends is made in full, at an annual rate equal to the lower of (x) twenty four percent (24%) and (y) the highest rate permitted by applicable law (the "Default Premium").
                     ---------------

3.   PRIORITY.
     --------

  (a)  Payment upon Dissolution.
       ------------------------

            (i) Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation
                                                                     -----------
Event"), no distribution shall be made to the holders of any shares of Junior
-----
Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation

Preference (as defined below) with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holders and the holders of Pari Passu Securities (as defined below) are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

            (ii) After the payment of any preferential amounts on all Senior Securities and of the full Liquidation Preference with respect to each Preferred Share the preferential amounts payable on any Pari Passu Securities, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Junior Securities of the Corporation.

            (iii) The "Liquidation Preference" with respect to a Preferred Share
                       ----------------------
shall mean an amount equal to the Stated Value of such Preferred Share plus all unpaid dividends (and any other unpaid amounts) accrued thereon. "Junior
                                                                  ------
Securities" shall mean the Common Stock and all other capital stock of the
----------
Corporation that are not Pari Passu Securities or Senior Securities. "Pari Passu
                                                                      ----------
Securities" shall mean any securities ranking by their terms pari passu with the
----------
Series A Preferred Stock in respect of redemption or distribution upon liquidation. "Senior Securities" shall mean (i) any debt issued or assumed by
              -----------------
the Corporation and (ii) any securities of the Corporation which by their terms have a preference over the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

4.   CONVERSION.
     ----------

  (a) Right to Convert. Each Holder shall have the right to convert, at any time
      ----------------
and from time to time after the Issue Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined in accordance
         -----------------
with the terms hereof (a "Conversion").
                          ----------

  (b)  Conversion Notice.  In order to convert Preferred Shares, a Holder shall
       -----------------
send to the Corporation by facsimile transmission, at any time prior to
6:00 p.m., pacific time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion in
                      ---------------
substantially the form of Exhibit A hereto (a "Conversion Notice") stating
                                               -----------------
the number of Preferred Shares to be converted, the applicable Conversion
Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall promptly thereafter send the original of the Conversion Notice and of such certificate or certificates to the Corporation. Upon receipt of the such certificate or certificates, the Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to Section 6 below), the Corporation shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 4(e) below and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than five (5) Business Days following the Corporation's receipt of such Holder's Conversion Notice (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

  (c)  Number of Conversion Shares; Conversion Price.  The number of Conversion
       ---------------------------------------------
Shares to be delivered by the Corporation pursuant to a Conversion shall be determined by dividing (A)(x) the aggregate Stated Value of the Preferred Shares to be converted plus (y) any dividends that have accrued on such
                       -----
Preferred Shares and which remain unpaid on the applicable Conversion Date plus (z) any unpaid Default Premium or other amounts that have accrued
----
thereon (the sum of (x), (y) and (z) being referred to herein as the
"Aggregate Value"), by (B) the Conversion Price (as defined below) in effect on
----------------
the applicable Conversion Date.

  (d)   Certain Definitions.
        -------------------

        "Business Day" means any day on which the Nasdaq National Market and
         ------------
commercial banks located in the cities of San Francisco and New York are open for business.

        "Closing Bid Price" means, with respect to the Common Stock, the closing
         -----------------
bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to Holders of a majority of the then outstanding Preferred Shares (collectively, "Bloomberg"),
                                                                  ---------
or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. (collectively, the "Applicable Reporting Entity"). If the Closing Bid Price
                         ---------------------------
cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an independent investment banking firm selected by the Holders of a majority of the Preferred Shares, and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne equally by the Corporation and the Holders.

        "Conversion Price" on any day means the lesser of the Fixed Conversion
         ----------------
Price and the Market Conversion Price on such day, provided, however that (i)
                                                   --------  -------
during the ninety (90) day period beginning on the Issue Date, unless there has occurred a Change of Control Transaction,

Conversions may be effected only at the Fixed Conversion Price and (ii) if on any day (x) the Market Price for the Common Stock is greater than 200% of the Fixed Conversion Price, and (y) the Registration Statement is effective on such day and on each day occurring during the period in which such Market Price is determined, then "Conversion Price" shall mean, for all Conversion Notices delivered after such day, the Fixed Conversion Price.

        "Effective Date" means the day on which the Registration Statement (as
         --------------
defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

        "Fixed Conversion Price" means $18.266 (subject to adjustment for the
         ----------------------
events specified in Section 6 below).

        "Market Price" on any day means the average Closing Bid Price for the
         ------------
Common Stock during the period of five (5) consecutive Trading Days immediately preceding (but not including) such day.

        "Market Conversion Price" on any day means 101% of the average of the
         -----------------------
three lowest Closing Bid Prices for the Common Stock occurring during the period of ten (10) consecutive Trading Days immediately preceding (but not including) such day.

        "Trading Day" means any day on which the Common Stock is purchased and
         -----------
sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

  (e)  Delivery of Conversion Shares.  Upon receipt of a Conversion Notice from
       -----------------------------
a Holder, the Corporation shall, on or before the close of business on the third
(3rd) Business Day following the Conversion Date set forth in such Conversion Notice (a "Delivery Date"), issue and deliver or cause to be delivered to such
           -------------
Holder the number of Conversion Shares to which such Holder is entitled to receive as provided herein, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto and such third Business Day shall be deemed the Delivery Date with respect to such Conversion Shares. The Corporation shall effect delivery of Conversion Shares to a Holder by, as long as the transfer agent for the Corporation (the "Transfer Agent") participates in the Depository Trust
                      --------------
Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting
          ---                                                ----
the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice or otherwise in writing) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that Transfer Agent is not a participant in FAST, or if Conversion Shares are not otherwise eligible for delivery through FAST, or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Delivery Date, the Corporation shall effect delivery of Conversion Shares by delivering, or causing its Transfer Agent to deliver, to the Holder or its nominee physical certificates representing such shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional share shall be disregarded and the number of Conversion Shares shall be the rounded to the nearest whole number of shares. Conversion Shares delivered to a Holder shall not contain any restrictive legend not required by applicable law as long as (A) the resale, transfer, pledge or other disposition of such shares is covered by an effective registration statement and such Holder represents in writing to the Corporation (in the related Conversion Notice or otherwise) that such shares have been or are being sold pursuant to such registration statement, (B) the Holder represents in writing to the Corporation that such shares have been publicly sold pursuant to Rule 144 ("Rule 144"), or
                                                                --------
(C) the Holder represents in writing to the Corporation that such shares can be sold pursuant to Rule 144(k) under Securities Act of 1933, as amended (the "Securities Act"), or any successor rule or provision.
---------------

  (f) Failure to Deliver Conversion Shares.
      ------------------------------------

            (i) In the event that a Holder has not received certificates (without any restrictive legend in the circumstances described in paragraph 4(e) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion
                                                              ----------
Default"), and such failure to deliver certificates continues for ten (10)
-------
Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the "Conversion Default
                                                          ------------------
Date"), the Corporation shall pay to such Holder payments ("Conversion Default
----                                                        ------------------
Payments") in the amount of (i) "N" multiplied by (ii) the Aggregate Value of
--------                            -------------
the Preferred Shares which are the subject of such Conversion Default (which shall not include any Preferred Shares upon the conversion of which the Conversion Shares issuable thereunder have been delivered to such Holder prior to the Conversion Default Date) multiplied by (iii) two percent (2%), where "N"
                                -------------
equals the number of days elapsed between the Conversion Default Date and the earlier to occur of (i) the date on which all of the certificates (without any restrictive legend in the circumstances described in paragraph 4(e) above) representing such Conversion Shares are issued and delivered to such Holder,
(ii) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (iii) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

            (ii) In the event that a Holder has not received certificates (without any restrictive legend in the circumstances described in paragraph 4(e) above) representing the Conversion Shares by the tenth (10th) Business Day following a Conversion Default, such Holder may, upon written notice (a "Withdrawal Notice") delivered to the Corporation on such Business Day or on any
 -----------------
Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to such Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as a Holder of the Preferred Shares that are the subject of such Conversion Default. In such event, the Conversion Price in effect when such Preferred Shares are thereafter converted shall be equal to the lowest Conversion Price or (if lower) Market Price occurring on or after the date of such Conversion Notice reduced by one percent (1%) for each day occurring during the period immediately following such 10th Business Day until the day on which the such Holder delivers a Withdrawal Notice to the Corporation; provided, however, that the maximum percentage by which such Conversion Price or Market Price may be reduced hereunder shall be fifty percent (50%). (For example, if such Conversion Default were to continue for five days following such 10th Business Day, such Conversion Price or Market Price would be reduced by 5%; if for ten days, by 10%; and for fifty days or more, 50%, so that the number of Conversion Shares deliverable upon conversion of such Preferred Shares would be increased proportionately). Upon delivery by a Holder of a Withdrawal Notice, such Holder shall retain all of such Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(f)(i) above).

            (iii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale lawfully effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief)).

  (g) Redemption/Conversion at Maturity.
      ---------------------------------

           (A) On the date which is the second (2nd) anniversary of the Issue Date (the "Maturity Date"), all Preferred Shares then outstanding (and with
           -------------
respect to which a Holder has not submitted a Notice of Conversion) either (i) shall be redeemed by the Corporation (a "Redemption at Maturity") at a
                                         ----------------------
redemption price (the "Redemption at Maturity Price") equal to the Aggregate
                       ----------------------------
Value of such Preferred Shares, or (ii) at the option of the Corporation, and as long as each Conversion at Maturity Condition (as defined below) is satisfied, shall be converted into a number of Conversion Shares equal to the Aggregate Value of such Preferred Shares divided by the Market Price on the Maturity Date (a "Conversion at Maturity"). In the event of a Conversion at Maturity, the
    ----------------------
Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4 (and the Holder shall have the remedies set forth in paragraph 4(f) hereof in the event that the Conversion Shares are not delivered on or before the Delivery Date therefor), with the Maturity Date deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(b).

            (B) Each of the following shall constitute a "Conversion at Maturity
                                                          ----------------------
Condition": (i) the Corporation shall have provided written notice thereof to
---------
each Holder at least ten (10) Business Days prior to the Maturity Date, (ii) the Common Stock shall be listed on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market and trading in such Common Stock shall not have been suspended, (iii) a Redemption Event (as defined herein) ), or an event that with the passage of time or giving of notice, or both, would constitute a Redemption Event, shall not have occurred and be continuing, (iv) the conversion of a Holder's Preferred Shares pursuant to the Conversion at Maturity shall not violate the provisions of Section 5 below, and (v) the Registration Statement (as defined in the Registration Rights Agreement) shall be effective and shall be available at all times since its effectiveness (other than during a Blackout Period (as defined in the Registration Rights Agreement)) for the resale of the number of Registrable Securities (as defined in the Registration Rights Agreement) required by the Registration Rights Agreement; provided, however, that if on the Maturity Date the Corporation wishes to effect
--------  -------
a Conversion at Maturity and the condition specified in clause (B)(iv) above is not satisfied as a result of the restriction set forth in paragraph 5(b), the Corporation shall be entitled to deliver to the Holder on the Maturity Date a number of shares of Common Stock that would not violate such restriction, and shall either (i) deliver, on the earliest date on which such restriction would not be violated, the balance of the shares of Common Stock that otherwise would have been delivered on the Maturity Date pursuant to the Conversion at Maturity or (ii) redeem the Preferred Shares the conversion of which would violate the provisions of paragraph 5(b), such redemption to be effected in accordance with the provisions of paragraph 4(g)(A) above.

            (C) In the event of a Redemption at Maturity, the Corporation shall deliver the Redemption at Maturity Price in immediately available funds to each Holder on or before the fifth (5th) Business Day following the Maturity Date. Any amount of the Redemption at Maturity Price that is not paid on or before such fifth Business Day shall bear interest at the Default Premium. In the event that the Corporation fails to pay the Maturity at Redemption Price on or before the tenth (10th) Business Day following the Maturity Date, each Holder shall have the right, upon written notice to the Corporation, to regain its rights as a Holder of Preferred Shares, including without limitation its right to convert all or any part of such Holder's Preferred Shares from time to time, in which case each such conversion shall be effected at the lowest Conversion Price (or, if lower, Market Price) occurring between the Maturity Date and the applicable Conversion Date.

5.   CONVERSION LIMITATIONS.
     ----------------------

     Nothing contained herein to the contrary, in no event shall a Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which:

  (a) the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to (i)
all prior Conversions of Preferred Shares by the Holders thereof, (ii) all prior payments of Dividends in shares of Common Stock as provided herein, and (iii) any other issuance of Common Stock required to be aggregated with such shares in respect of the stockholder vote requirements set forth in Nasdaq National Market Rule 4310(c)(25), would exceed 3,014,199, subject to adjustment for the events specified in Section 6(a)(A), (B) or (C) below, such adjustment to be made upward (in the event of a decrease in the Fixed Conversion Price) or downward (in the event of an increase in the Fixed Conversion Price) in the same proportion as any adjustment made to the Fixed Conversion Price pursuant to any such provision (the "Cap Amount"), except that such limitation shall not apply
                     ----------
to a Conversion at Maturity as long as prior to the Maturity Date the Corporation has obtained the approval of the holders of a majority of the Corporation's outstanding Common Stock for the issuance of Common Stock in excess of the Cap Amount. In the event that the Corporation has not obtained such approval prior to October 1, 2001, the Corporation shall seek such approval by means of a special meeting of stockholders to be held as soon as practicable following the Corporation's receipt of notice to such effect from any Holder, but in any case within ninety (90) days following such receipt, and to recommend such approval to its stockholders at such special meeting. In the event that the Purchaser (as defined in the Securities Purchase Agreement) shall sell or otherwise transfer any of such Purchaser's Preferred Shares the transferee shall be allocated a pro rata portion of the Cap Amount (a "Cap Allocation Amount") and, in such event, no Holder shall be issued, upon Conversion of the Preferred Shares, any Conversion Shares in excess of such Holder's Cap Allocation
Amount. In the event that any Holder converts all of such Holder's Preferred Shares into a number of Conversion Shares which, in the aggregate, is less than such Holder's Cap Allocation

Amount, then the difference between such Holder's Cap Allocation Amount and the number of Conversion Shares actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder; or

  (b) (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 5(b)) plus (y) the number of shares of Common Stock
                                  ----
issuable upon the Conversion of such Preferred Shares, plus (z) the number of
                                                       ----
shares of Common Stock that was issued to such Holder during the period of sixty
(60) days immediately preceding the Conversion Date for such Conversion, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Corporation and the Holders that no Holder be deemed at any time to have the power to acquire, vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding during any sixty-day period. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Corporation may otherwise have), the Corporation may rely on the Holder's determination of whether Preferred Shares are convertible pursuant to the terms hereof, the Corporation having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. This paragraph may be amended by all of the Holders of Preferred Shares then outstanding only with the consent of the holders of a majority of the shares of Common Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph 5(b).

6.   ADJUSTMENTS TO CONVERSION PRICE.
     -------------------------------


  (a)  Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend,
       -----------------------------------------------------------------------
Etc. If, prior to the Conversion of all of the Preferred Shares, (A) the number
---
of outstanding shares of Common Stock is increased by a stock split, a reclassification of the Common Stock, or other similar event, the Fixed Conversion Price shall be proportionately reduced, which reduction shall be effected at the time such event takes place; (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased, which increase shall be effected at the time such event takes place; (C) the number of shares of Common Stock is increased by a stock dividend on the Common Stock, the Fixed Conversion Price shall be proportionately reduced, which reduction shall be effected on the record date for the determination of holders of Common Stock to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Fixed Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Fixed Conversion Price shall be adjusted pursuant to this Section 6(a) to reflect the actual payment of such dividend; or (D) the Corporation issues Common Stock, whether upon the exercise of rights, warrants, securities convertible or exercisable into Common Stock or otherwise, at a price per share that is lower than the Fixed Conversion Price in effect on any Conversion Date following the date of such issuance, the Fixed Conversion Price shall be reduced, on a weighted average basis, to such lower price. For purposes hereof, (i) an issuance by the Corporation described in Clause (D) above is referred to herein as a "Dilutive Issuance" and (ii) the
                                             -----------------
Fixed Conversion Price for purposes of clause (D) above is referred to herein as a "Reference Price"). Any adjustment made herein on a "weighted average basis"
   ---------------
as a result of a Dilutive Issuance of Common Stock shall be calculated taking into account both (x) the difference between the price at which such Common Stock is issued and the applicable Reference Price and (y) the aggregate dollar amount of such Dilutive Issuance relative to the aggregate Stated Value of the Preferred Shares issued pursuant to the Securities Purchase Agreement . By way of example, for purposes of clause (D) above, assuming that (a) the Fixed Conversion Price is $14.00, (b) the Stated Value of the Preferred Shares issued pursuant to the Securities Purchase Agreement is $15 million, (c) the dollar amount of the Dilutive Issuance is $7.5 million, and (d) the purchase price per share of Common Stock being issued in the Dilutive Issuance is $5, the Fixed Conversion Price as adjusted would be equal to $9.50. In no event shall any adjustment pursuant to clause (D) above result in a Fixed Conversion Price that exceeds the Fixed Conversion Price that would otherwise apply in the absence of such adjustment.

     (b)  Adjustment to Conversion Price During Reference Period.  If, prior to
          ------------------------------------------------------
the Conversion of all of the Preferred Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

(c) Merger, Consolidation, Etc. If, prior to the Conversion of all of the
    --------------------------
Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event (other than a stock split, reclassification or other event provided for elsewhere in this Section 6), as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then each Holder
                                   --------------------
shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder (and without regard to whether such shares contain a restrictive legend or are freely-tradable), the same amount and type of consideration (including without limitation, cash, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of
                  ----------------------
Preferred Shares occurring subsequent to the consummation of such Exchange Transaction (a "Subsequent Conversion"), have the right to receive the type of
                ---------------------
Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction at the Conversion Price applicable on the Conversion Date relating to such Subsequent Conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such
                 ---------------
event at the same time that it gives such notice (it being understood that the filing by the Corporation of a Form 8-K for the purpose of disclosing the anticipated consummation of the Exchange Transaction shall constitute an Exchange Notice for purposes of this provision) and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and under the Securities Purchase Agreement and the Registration Rights Agreement.

  (d)  Distribution of Assets.  If the Corporation or any of its subsidiaries
       ----------------------
shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock (or to a holder, other than the Corporation, of the common stock of any such subsidiary) as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), then each Holder shall be entitled to receive, at the same time
 ------------
as such assets are received by a holder of such stock, at the option of such Holder, either (A) an amount and type of such Distribution as though such Holder were a holder on the record date therefor of a number of shares of Common Stock determined by dividing the Aggregate Value of the Preferred Shares held by such Holder on such record date by the Conversion Price in effect on such record date (such number of shares to be determined without regard to any limitation on conversion of the Preferred Shares that may exist pursuant to this Certificate of Designation or otherwise); provided, however, that if such record date is fixed and such Distribution is not fully paid or if such Distribution is not fully made on the date fixed therefor, such Holder shall receive such assets as are actually received by a holder of such stock pursuant to such Distribution, or (B) a reduction in the Fixed Conversion Price for the Preferred Shares held by such Holder as of the record date for such Distribution, such reduction to be effected by reducing the Fixed Conversion Price in effect on the Business Day immediately preceding such record date by an amount equal to the fair market value of the assets so distributed divided by the number of shares of Common Stock to which such Distribution is made, such fair market value to be determined by an investment banking firm selected by the Holders of at least two-thirds (2/3) of the Preferred Shares then outstanding and which is reasonably acceptable to the Corporation.

  (e)  Adjustment Due to Major Announcement.   If the Corporation (i) makes a
       ------------------------------------
public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major
                         ------------------
Announcement is made, the "Announcement Date"), then, in the event that the
                           -----------------
Holder seeks to convert Preferred Shares on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the third (3rd) Business Day following the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Conversion Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the applicable Conversion Date. "Abandonment Date" means with respect to any proposed transaction or tender
-----------------
offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph 6(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph 6(e) to become operative.

  (f)  Adjustment Pursuant to Other Agreements. In addition to and without
       ---------------------------------------
limiting in any way the adjustments provided in this Section 6, the Conversion Price shall be adjusted as may be required by the provisions of the Registration Rights Agreement and/or by the provisions of the Securities Purchase Agreement.

  (g)  No Fractional Shares. If any adjustment under this Section would create a
       --------------------
fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be rounded to the nearest whole number of shares.

  (h)  Exceptions to Adjustment of Conversion Price. Notwithstanding anything to
       --------------------------------------------
the contrary set forth herein, no adjustment to the Conversion Price will be made as a result of the issuance of any securities of the Corporation issued pursuant to (i) an employee stock option, purchase or benefit plan or program duly adopted by the Corporation; (ii) any options, warrant, convertible securities or rights or agreements to purchase securities of the Corporation outstanding on the date hereof; (iii) any firm-commitment underwritten public offerings of securities in an amount not less than $40,000,000; (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination with a third party, the primary purpose of which is not the raising of capital (provided that, in any such event, the provisions of paragraphs 6(c), 6(d), 6(e) and 6(f) will remain in effect); (v) shares of Common Stock issued upon conversion of the Preferred Shares or exercise of the Warrant; (vi) any debt or other securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or other financial institution; or (vii) any securities issued in connection with strategic transactions involving the Corporation and third parties, including by way of example (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided, that, in any such event, the provisions of paragraphs 6(c), 6(d), 6(e) and 6(f) will remain in effect.


7.  REDEMPTION.
    ----------

  (a)  Mandatory Redemption.  In the event that a Redemption Event (as defined
       --------------------
below) occurs, each Holder shall have the right to require the Corporation to redeem all or any portion of the Preferred Shares held by such Holder (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein).
 --------------------
In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at
                             ---------------------------
any time on or before 6:00 p.m. (pacific time) on the third (3rd) Business Day following the Business Day on which the Mandatory Redemption Event to which such Mandatory Redemption Notice relates is no longer continuing. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be redeemed.
      -------------------------

  (b)  Redemption Event.  Each of the following events shall be deemed a
       ----------------
"Redemption Event":
-----------------

            (i) the Corporation fails to issue shares of Common Stock to a Holder, including, without limitation, by operation of paragraph 5(a) above, and deliver certificates representing such shares (without any restrictive legend under the circumstances described in paragraph 4(e) hereof) to such Holder as and when required by the provisions of paragraph 4 hereof, and such failure continues for five (5) Business Days ;

            (ii) the Corporation breaches, in a material respect, any covenant or other material term or condition of this Certificate of Designation, the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of five (5) Business Days after written notice thereof to the Corporation from a Holder;

            (iii) any material representation or warranty made by the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

            (iv) (x) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation of a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity or (y) a transaction or series of transactions in which any person acquires control of the Corporation (each a "Change of Control Transaction"). For purposes hereof, "control" shall mean, with respect to the Corporation, the ability to direct the
 -------
business, operations or management of the Corporation, whether through an equity interest therein or otherwise;

            (v) the Common Stock is not listed on the American Stock Exchange, the Nasdaq National Market or the New York Stock Exchange or the, or trading in the Common Stock on such market or exchange is suspended and such suspension is in effect for more than five consecutive (5) Trading Days; and

            (vi) the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective by the Commission on or before the 180th day following the Issue Date or is unavailable (other than during a Blackout Period (as defined in the Registration Rights Agreement)) during any period exceeding ten (10) Trading Days for the resale of any Conversion Shares issuable during such period.

  (c)  Mandatory Redemption Price. The "Mandatory Redemption Price" shall be
       --------------------------       --------------------------
equal to the greater of (i) the Aggregate Value of the Preferred Shares being redeemed and (ii) an amount determined by dividing the Aggregate Value of the Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Trade Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

  (d)  Payment of Mandatory Redemption Price.
       -------------------------------------

            (i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption in immediately available funds on the later to occur of (i) the fifth (5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Purchaser to the Corporation for cancellation (the "Mandatory Redemption Payment Date").
 ---------------------------------

            (ii) If Corporation fails to pay the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Premium.

            (iii) If the Corporation fails to pay the Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right to regain its rights as a Holder of the Series A Preferred Stock and, upon written notice to such effect from the Holder, the Corporation shall return to such Holder the certificates representing the Preferred Shares that were delivered to the Corporation in connection with such Mandatory Redemption; in such event, the Conversion Price otherwise applicable to future Conversions of the Preferred Shares shall be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continued until the date of such notice; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%) .


8.  MISCELLANEOUS.
    -------------

  (a) Transfer of Preferred Shares. Upon notice to the Corporation, a Holder may
      ----------------------------
sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

(b)  Notices.  Except as otherwise provided herein, any notice, demand or
     -------
request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

     If to the Corporation:

     Pilot Network Services, Inc.
     1080 Marina Village Parkway
     Alameda, California 94501
     Attn: Chief Financial Officer
     Tel: (510) 433-7800
     Fax: (510)

     with a copy to:

     Heller Ehrman White & McAuliffe LLP
     333 Bush Street
     San Francisco, California  94104
     Attn:  Timothy G. Hoxie
     Tel:  (415) 772-6000
     Fax:  (415) 772-6268

     and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

  (c)  Lost or Stolen Certificate. Upon receipt by the Corporation of evidence
       --------------------------
of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

  (d)  No Voting Rights. Except as provided by applicable law and paragraph 8(g)
       ----------------
below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

  (e)  Remedies, Characterization, Other Obligations, Breaches and Injunctive
       ----------------------------------------------------------------------
Relief. The remedies provided to a Holder in this Certificate of Designation
------
shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any other agreement between such Holder and the Corporation, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

  (f)  Failure or Delay not Waiver.  No failure or delay on the part of a Holder
       ---------------------------
in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

  (g)  Protective Provisions.
       ---------------------

     So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of outstanding shares of Series A Preferred Stock:

            (i) alter, change, modify or amend (x) the terms of the Series A Preferred Stock in any way or (y) the terms of any other capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

            (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series A Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

            (iii) increase the authorized number of shares of Series A Preferred Stock;

            (iv) re-issue any shares of Series A Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

            (v)   issue any Pari Passu Securities or Senior Securities;

            (vi) redeem, or declare, pay or make any provision for any dividend or distribution with respect to, the Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or

            (vii) issue any Series A Preferred Stock except pursuant to the terms of the

Securities Purchase Agreement.

Notwithstanding the foregoing, approval of the Holders will not be required for the issuance of any securities of the Corporation issued pursuant to (i) an employee stock option, purchase or benefit plan or program duly adopted by the Corporation; (ii) any options, warrant, convertible securities or rights or agreements to purchase securities of the Corporation outstanding on the date hereof; (iii) any firm-commitment underwritten public offerings of securities in an amount not less than $40,000,000; (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination with a third party, the primary purpose of which is not the raising of capital; (v) shares of Common Stock issued upon conversion of the Preferred Shares or exercise of the Warrants; (vi) any debt or other securities issued pursuant to any equipment leasing or debt financing arrangement with a bank or other financial institution; or (vii) any securities issued in connection with strategic transactions involving the Corporation and third parties, including by way of example (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements.

     In the event that the Holders of at least two-thirds of the outstanding shares of Series A Preferred Stock agrees to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock pursuant to the terms hereof, then the Corporation will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting
                                         ------------------
Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has duly executed this Certificate of Designation as of the 28th day of June, 2000.



PILOT NETWORK SERVICES, INC.


By: /s/ M. Marketta Silvera
   _______________________________
   Name: M. Marketta Silvera
   Title: President and Chief Executive Officer

                                                                      EXHIBIT A
                                                                      ---------

                             NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series A Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). _______________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of PILOT NETWORK SERVICES, INC. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation. Unless otherwise specified in writing to the Corporation, the undersigned represents to the Corporation that the shares of Common Stock covered by this notice have been or will be sold pursuant to an effective registration statement.

                         Date of Conversion:___________________________________

                         Number of Shares of
                         Preferred Stock to be Converted:______________________

                         Amount of Accrued Dividends:__________________________

                         Applicable Conversion Price:
                                                     ==========================

                         Number of Shares of
                         Common Stock to be Issued:____________________________

                         Name of Holder:_______________________________________

                         Address:______________________________________________

                                 ______________________________________________

                                 ______________________________________________



                         Signature:____________________________________________
                                   Name:
                                   Title:

Holder Requests Delivery to be made: (check one)
-----------------------------------

[ ]      By Delivery of Physical Certificates to the Above Address

[ ]      Through Depository Trust Corporation
         (Account _______________________________________________)